Exhibit 99.1

Mativ Announces Second Quarter 2026 Results

ALPHARETTA, GA, August 5, 2026 -– Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported financial results for the three-months ended June 30, 2026.

Mativ Second Quarter 2026 Highlights1

•Sales of $531.8 million increased 1.2% year over year, and 1.7% on an organic basis
•GAAP income of $3.6 million versus GAAP loss of $9.5 million in prior year period; GAAP EPS was $0.06
•Adjusted income was $28.2 million; Adjusted EPS was $0.50
•Adjusted EBITDA was $75.0 million, up 12% versus prior year period
•Adjusted EBITDA margin was 14.1%, up 130 basis points versus prior year period
•Cash from operating activities was $67.9 million, up 18% versus prior year period
•Free cash flow was $60.4 million, up 24% versus prior year period

Management Commentary

“We delivered our strongest financial quarter since becoming Mativ four years ago, combining modest organic sales growth with strong cost discipline to drive record adjusted EBITDA and margins,” said Shruti Singhal, Mativ President and CEO. “Our disciplined execution generated exceptional free cash flow allowing us to materially improve our leverage.
This strong performance is yet another proof point that our business continues to transform, further compounding on our record prior year results. We have implemented changes to our new business development process, operating cadence, and cost structure which are advancing our momentum as we navigate through 2026.
We continue to identify and execute on new initiatives that will further accelerate progress toward our long-term objectives for sustainable, profitable growth, increased shareholder value, and an attractive leverage profile."

1Non-GAAP (or "adjusted") measures are reconciled to GAAP measures at the end of this release. Refer to "Non-GAAP Financial Measures" for more information.

Mativ Second Quarter 2026 Financial Results

Filtration & Advanced Materials (FAM)	Three Months Ended June 30,
(in millions; unaudited)	2026	2025	Change	2026	2025
Net Sales	$201.7	$204.4	$(2.7)
GAAP Gross Profit & Margin %	$47.6	$48.9	$(1.3)	23.6%	23.9%
Adjusted EBITDA & Margin %	$35.4	$34.9	$0.5	17.6%	17.1%

Filtration & Advanced Materials (FAM) segment sales, comprised primarily of filtration media and components, advanced films, coating and converting solutions, and extruded mesh products, were $201.7 million, down 0.1% on an organic basis, and 1.3% on a reported basis versus the prior year period, reflecting lower volume/mix in our Filtration & Netting business, including the impact from an exited facility, partially offset by higher selling prices and favorable currency.

Adjusted EBITDA (see non-GAAP reconciliations) and margin increased 1.4% and 50 basis points, respectively, versus prior year as proactive pricing actions and lower SG&A expenses offset higher manufacturing costs and lower volume/mix.

Sustainable & Adhesive Solutions (SAS)	Three Months Ended June 30,
(in millions; unaudited)	2026	2025	Change	2026	2025
Net Sales	$330.1	$321.0	$9.1
GAAP Gross Profit & Margin %	$65.7	$54.8	$10.9	19.9%	17.1%
Adjusted EBITDA & Margin %	$50.5	$42.5	$8.0	15.3%	13.2%

Sustainable & Adhesive Solutions (SAS) segment sales, comprised primarily of tapes, labels, liners, specialty paper, packaging and healthcare solutions, of $330.1 million were up 2.8% versus the prior year period. Higher selling prices and favorable currency were partially offset by lower volume/mix as strong growth in our Tapes, Labels & Liners business was offset by lower volume/mix across other categories.

Adjusted EBITDA (see non-GAAP reconciliations) and margin increased 18.8% and 210 basis points, respectively, compared to the prior year period, as proactive pricing actions offset general cost increases including higher manufacturing and distribution costs and SG&A expenses.

Unallocated	Three Months Ended June 30,
(in millions; unaudited)	2026	2025	Change	2026	2025
GAAP Operating Expense & % of Sales	$(15.5)	$(17.4)	$1.9	(2.9)%	(3.3)%
Adjusted EBITDA & % of Sales	$(10.9)	$(10.2)	$(0.7)	(2.0)%	(1.9)%

GAAP operating expenses decreased $1.9 million year-over-year, primarily due to $1.9 million in organizational realignment costs in the prior year period.

Adjusted unallocated expenses (EBITDA) (see non-GAAP reconciliations) increased $0.7 million versus prior year primarily due to higher advisory expenses.

Interest expense was $19.3 million versus $18.6 million in the prior year period, mainly due to higher average rates on the floating portion of our outstanding debt in 2026.

Other expense, net was $0.5 million and compared to other income of $1.5 million in the prior year period. The decrease was primarily attributed to gains on asset disposals in 2025.

Tax rate was 47% for the three months ended June 30, 2026, primarily driven by our geographical earnings mix and our inability to benefit from losses in certain jurisdictions that have a full valuation allowance.

Non-GAAP Adjustments reflect items included in GAAP gross profit, income, and EPS, but excluded from adjusted results (see non-GAAP reconciliation tables for additional details). The most significant adjustments to the second quarter 2026 results were:

•$0.25 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with mergers and acquisitions)
•$0.16 per share of loss on debt extinguishment

Cash Flow & Debt

Year-to-date 2026 cash provided by operating activities was $68.9 million. Capital spending totaled $15.9 million. Working capital was a $2.6 million use of cash due to the impact of an increase in accounts receivable and inventories offset by an increase in accounts payable and accrued income taxes. This disciplined investment in working capital aligns with our strategic growth initiatives and positions us to serve customers in high-growth, high-return end markets.

Total debt was $974.5 million as of June 30, 2026 and Cash and cash equivalents was $66.3 million resulting in net debt of $908.2 million. Total liquidity was approximately $345.5 million, consisting of $66.3 million of Cash and cash equivalents and $279.2 million of revolver availability. The Company's debt is expected to mature on a staggered basis through 2033.

Dividends

On August 5, 2026, the Company announced its next quarterly cash dividend of $0.10 per share payable on September 25, 2026 to stockholders of record as of August 28, 2026.

Conference Call

Mativ will hold a conference call to review second quarter 2026 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, August 6, 2026. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials, solving our customers’ most complex challenges by engineering bold, innovative solutions that connect, protect and purify our world. Headquartered in Alpharetta, Georgia, we manufacture on three continents and generate sales in over 100 countries through our family of business-to-business and consumer product brands. The company’s two operating segments, Filtration & Advanced Materials and Sustainable & Adhesive Solutions, target premium applications across diversified and growing categories. Our broad portfolio of technologies combines polymers, fibers and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are subject to the safe harbor created by the Act and other legal protections. Forward-looking statements include, without limitation, those regarding the Company’s business plans, strategies and outlook, the adequacy of our sources of liquidity and capital, our expectations regarding dividends and share repurchases, the amount of capital spending and/or common stock repurchases, future cash flows, purchase accounting impacts, and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "will," "typically" and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which the Company’s business shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors:

•Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;
•Risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ;
•Risks related to the impairment of goodwill;
•Adverse changes in our end-market sectors impacting key customers;
•Changes in the source and intensity of competition in our commercial end-markets;
•Adverse changes in sales or production volumes, pricing and/or manufacturing costs;
•Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;
•Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;
•Supply chain disruptions, including the failure of one or more material suppliers, including energy, resin, fiber, and chemical suppliers, to supply materials as needed to maintain our product plans and cost structure;
•Increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs;
•Our ability to attract and retain key personnel, labor shortages, labor strikes, stoppages or other disruptions;
•Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro) and on interest rates;
•A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;
•Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;
•Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;
•Uncertainty as to the long-term value of the common stock of Mativ;
•Changes in employment, wage and hour laws and regulations in the U.S. and elsewhere, including unionization rules and regulations by the National Labor Relations Board, equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;
•The impact of tariffs, the imposition of any future additional tariffs and other trade barriers, the effects of retaliatory trade measures, and the impact of tariff uncertainty on macroeconomic conditions;
•Existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results;
•Weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events;
•Risks associated with international conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, and conflicts in the Middle East, and their corresponding impact on global macroeconomic conditions (including volatility in oil prices), as well as adverse impacts on our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;
•Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;
•Risks associated with pandemics and other public health emergencies;
•The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs;
•Increased scrutiny from stakeholders related to environmental, social and governance ("ESG") matters, as well as our ability to achieve our broader ESG goals and objectives;
•Costs and timing of implementation of any upgrades or changes to our information technology systems;
•Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;
•Information technology system failures, data security breaches, network disruptions, and cybersecurity events; and

•Other factors described elsewhere in this document and from time to time in documents that we file with the SEC.

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual report on Form 10-K for the year ended December 31, 2025 and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to prior acquisitions, organizational realignment costs, divestiture costs, interest expense, stock-based compensation expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, cloud-based software costs and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

SOURCE: Mativ Holdings, Inc.

CONTACT

Chris Kuepper, IRC
Director, Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net sales	$531.8	$525.4	1.2%	$1,011.4	$1,010.2	0.1%
Cost of products sold	418.5	421.7	(0.8)%	813.2	833.9	(2.5)%
Gross profit	113.3	103.7	9.3%	198.2	176.3	12.4%

Selling and general expense	56.6	57.2	(1.0)%	111.4	120.5	(7.6)%
Research and development expense	4.9	6.7	(26.9)%	10.4	13.0	(20.0)%
Intangible asset amortization expense	15.8	15.9	(0.6)%	31.8	31.3	1.6%
Total nonmanufacturing expenses	77.3	79.8	(3.1)%	153.6	164.8	(6.8)%

Goodwill impairment expense	—	—	N.M.	—	411.9	N.M.
Restructuring and other impairment expense	0.7	3.8	(81.6)%	2.0	10.1	(80.2)%
Operating profit (loss)	35.3	20.1	75.6%	42.6	(410.5)	N.M.
Interest expense	19.3	18.6	3.8%	36.8	36.4	1.1%
Loss on debt extinguishment	8.7	—	N.M.	8.7	—	N.M.
Other income (expense), net	(0.5)	1.5	N.M.	1.0	(0.3)	N.M.
Income (loss) before income taxes	6.8	3.0	N.M.	(1.9)	(447.2)	(99.6)%
Income tax expense (benefit), net	3.2	12.5	(74.4)%	6.2	(12.2)	N.M.
Net income (loss)	$3.6	$(9.5)	N.M.	$(8.1)	$(435.0)	(98.1)%

Net income (loss) per share:
Basic	$0.06	$(0.18)	N.M.	$(0.15)	$(7.98)	(98.1)%
Diluted	$0.06	$(0.18)	N.M.	$(0.15)	$(7.98)	(98.1)%

Weighted average shares outstanding:
Basic	55,118,000	54,624,900		54,974,000	54,536,500
Diluted	55,679,200	54,624,900		54,974,000	54,536,500

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$66.3	$84.2
Restricted cash	4.5	5.6
Accounts receivable, net	211.2	180.9
Inventories, net	340.3	329.1
Income taxes receivable	10.6	17.7
Other current assets	22.3	21.1
Total current assets	655.2	638.6
Property, plant and equipment, net	595.0	624.9
Operating lease right-of-use assets	45.7	48.4
Deferred income tax assets	98.6	104.0
Goodwill	56.3	57.6
Intangible assets, net	475.9	514.2
Other assets	64.0	63.9
Total assets	$1,990.7	$2,051.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current debt	$4.4	$2.9
Operating lease liabilities	9.0	9.0
Accounts payable	199.0	160.7
Income taxes payable	1.3	1.5
Accrued expenses and other current liabilities	117.6	111.2
Total current liabilities	331.3	285.3
Long-term debt	970.1	1,015.3
Finance lease liabilities, noncurrent	15.1	16.1
Operating lease liabilities, noncurrent	36.3	38.8
Pension and other postretirement benefits	49.9	53.8
Deferred income tax liabilities	71.1	74.9
Other liabilities	46.2	68.7
Total liabilities	1,520.0	1,552.9
Stockholders' equity:
Preferred stock, $0.10 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.10 par value; 100,000,000 shares authorized; 55,124,504 and 54,681,114 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	5.5	5.5
Additional paid-in-capital	686.6	685.0
Accumulated deficit	(215.1)	(195.8)
Accumulated other comprehensive income (loss), net of tax	(6.3)	4.0
Total stockholders' equity	470.7	498.7
Total liabilities and stockholders' equity	$1,990.7	$2,051.6

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in millions)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Operating
Net loss	$(8.1)	$(435.0)
Adjustments to reconcile Net loss to Net cash provided by operations:
Depreciation and amortization	69.5	71.5
Amortization of deferred issuance costs	3.4	4.1
Goodwill and other impairments	0.1	417.2
Deferred income tax	0.9	(14.2)
Stock-based compensation	3.6	6.2
Loss on debt extinguishment	8.7	—
Other items, net	(6.6)	(1.9)
Net changes in operating working capital	(2.6)	(6.2)
Net cash provided by operations	68.9	41.7
Investing
Capital spending	(15.9)	(22.6)
Proceeds from sale of assets	—	1.7
Cash received from settlement of cross-currency swap contracts	—	3.4
Other investing	0.1	(0.1)
Net cash used in investing	(15.8)	(17.6)
Financing
Cash dividends paid	(11.5)	(11.4)
Proceeds from long-term debt	693.7	64.0
Payments on long-term debt	(716.9)	(67.4)
Payments for debt issuance costs	(32.6)	—
Payments on financing lease obligations	(1.4)	(1.4)
Shares withheld for employee taxes	(2.1)	(1.3)
Net cash used in financing	(70.8)	(17.5)
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	(1.3)	5.1
Increase (decrease) in cash and cash equivalents and Restricted cash	(19.0)	11.7
Cash and cash equivalents and Restricted cash at beginning of period	89.8	94.3
Cash and cash equivalents and Restricted cash at end of period	$70.8	$106.0

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING
(in millions)
(Unaudited)

Segment Results	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net sales
FAM	$201.7	$204.4	(1.3)%	$390.0	$392.0	(0.5)%
SAS	330.1	321.0	2.8%	621.4	618.2	0.5%
Total Consolidated	$531.8	$525.4	1.2%	$1,011.4	$1,010.2	0.1%

Cost of products sold
FAM	$154.1	$155.5	(0.9)%	$302.7	$311.0	(2.7)%
SAS	264.4	266.2	(0.7)%	510.5	522.9	(2.4)%
Consolidated	$418.5	$421.7	(0.8)%	$813.2	$833.9	(2.5)%

Gross profit
FAM	$47.6	$48.9	(2.7)%	$87.3	$81.0	7.8%
SAS	65.7	54.8	19.9%	110.9	95.3	16.4%
Consolidated	$113.3	$103.7	9.3%	$198.2	$176.3	12.4%

Adjustments to Gross profit and Unallocated nonmanufacturing expenses	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
FAM - Selling and general expense and Research and development expense(1)	$(19.2)	$(21.0)	$(38.5)	$(40.6)
FAM - Depreciation	$6.8	$6.9	$13.5	$13.5
FAM - Stock-based compensation(2)	$0.2	$0.1	$0.5	$0.4
SAS - Selling and general expense and Research and development expense(1)	$(26.8)	$(25.4)	$(53.2)	$(52.5)
SAS - Depreciation	$11.6	$12.7	$23.2	$25.4
SAS - Stock-based compensation(2)	$—	$0.4	$0.3	$0.8
Unallocated - Selling and general expense and Research and development expense	$(15.5)	$(17.4)	$(30.1)	$(40.3)
Unallocated - Depreciation	$0.6	$0.7	$1.0	$1.3
Unallocated - Stock-based compensation(2)	$1.8	$2.0	$3.2	$3.4
Unallocated - Organizational realignment costs	$—	$1.9	$—	$11.1
Unallocated - Divestiture costs	$—	$0.3	$—	$1.1
Unallocated - Financing fees(3)	$1.8	$1.9	$3.4	$3.9
Unallocated - Amortization of cloud-based software costs	$0.4	$0.4	$1.0	$0.6
(1) Selling and general expense and Research and development expense are included in the reconciliation from Segment Gross profit to Adjusted EBITDA.
(2) Stock-based compensation excludes stock-based compensation included in restructuring and organizational realignment costs.
(3) Financing fees incurred for the Receivables Sales Agreement.

Adjusted EBITDA	Three Months Ended June 30,				Six Months Ended June 30,
			Return on Net Sales				Return on Net Sales
	2026	2025	2026	2025	2026	2025	2026	2025
FAM	$35.4	$34.9	17.6%	17.1%	$62.8	$54.3	16.1%	13.9%
SAS	50.5	42.5	15.3%	13.2%	81.2	69.0	13.1%	11.2%
Unallocated	(10.9)	(10.2)	(2.0)%	(1.9)%	(21.5)	(18.9)	(2.1)%	(1.9)%
Total Consolidated	$75.0	$67.2	14.1%	12.8%	$122.5	$104.4	12.1%	10.3%

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING
(in millions)
(Unaudited)

Non-GAAP Reconciliation of Organic Net Sales Growth	FAM	SAS	Consolidated Mativ
	Three Months Ended June 30,

Mativ 2025 Net Sales	$204.4	$321.0	$525.4
Divestiture/closure adjustments	(2.4)	—	(2.4)
Mativ 2025 comparable Net Sales	$202.0	$321.0	$523.0

Mativ 2026 Net Sales	$201.7	$330.1	$531.8
Divestiture/closure adjustments	—	—	—
Mativ 2026 comparable Net Sales	$201.7	$330.1	$531.8
Organic growth	(0.1)%	2.8%	1.7%

Currency effects on 2026	$1.6	$1.2	$2.8
Mativ 2026 comparable Net Sales with Currency Adjustment	$200.1	$328.9	$529.0
Organic constant currency growth	(0.9)%	2.5%	1.1%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$3.6	$(9.5)	$(8.1)	$(435.0)
Plus: Restructuring, restructuring related, and impairment expenses	0.7	5.0	2.0	9.7
Plus: Goodwill impairment	—	—	—	347.2
Plus: Purchase accounting adjustments	14.2	17.1	28.5	29.0
Plus: Litigation/tax settlement	1.0	—	1.0	—
Plus: Organizational realignment costs	—	4.2	—	11.1
Plus: Divestiture costs	—	0.5	—	1.1
Plus: Loss on debt extinguishment	8.7	—	8.7	—
Plus: Change of valuation allowance on tax attributes	—	1.4	—	49.6
Plus: Tax legislative changes, net of other discrete items	—	(0.2)	—	(0.2)
Adjusted income (loss)	$28.2	$18.5	$32.1	$12.5

Earnings (loss) per share - diluted	$0.06	$(0.18)	$(0.15)	$(7.98)
Plus: Restructuring, restructuring related, and impairment expenses	0.01	0.09	0.04	0.18
Plus: Goodwill impairment	—	—	—	6.35
Plus: Purchase accounting adjustments	0.25	0.31	0.50	0.53
Plus: Litigation/tax settlement	0.02	—	0.02	—
Plus: Organizational realignment costs	—	0.08	—	0.20
Plus: Divestiture costs	—	—	—	0.01
Plus: Loss on debt extinguishment	0.16	—	0.16	—
Plus: Change of valuation allowance on tax attributes	—	0.03	—	0.91
Plus: Tax legislative changes, net of other discrete items	—	—	—	—
Adjusted Earnings (loss) per share - diluted	$0.50	$0.33	$0.57	$0.20

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$3.6	$(9.5)	$(8.1)	$(435.0)
Plus: Interest expense	19.3	18.6	36.8	36.4
Plus: Financing fees	1.8	1.9	3.4	3.9
Plus: Provision for income taxes	3.2	12.5	6.2	(12.2)
Plus: Depreciation & amortization	34.8	36.3	69.5	71.6
Plus: Amortization of cloud-based software costs	0.4	0.4	1.0	0.6
Plus: Stock-based compensation	2.0	2.5	4.0	4.6
Plus: Restructuring, restructuring related, and impairment expenses	0.7	3.8	2.0	10.1
Plus: Goodwill impairment	—	—	—	411.9
Plus: Organizational realignment costs	—	1.9	—	11.1
Plus: Divestiture costs	—	0.3	—	1.1
Plus: Loss on debt extinguishment	8.7	—	8.7	—
Plus: Other (income) expense, net	0.5	(1.5)	(1.0)	0.3
Adjusted EBITDA	$75.0	$67.2	$122.5	$104.4

Cash provided by operating activities	$67.9	$57.6	$68.9	$41.7
Less: Capital spending	(7.5)	(8.7)	(15.9)	(22.6)
Free cash flow	$60.4	$48.9	$53.0	$19.1

			June 30, 2026	December 31, 2025
Total debt			$974.5	$1,018.2
Less: Cash			66.3	84.2
Net debt			$908.2	$934.0